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                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                          Date of Report: April 19, 2001

                         Commission file number: 1-13521

                              HYPERCOM CORPORATION
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             (Exact name of registrant as specified in its charter)

           Delaware                                          86-0828608
    ------------------------------                  ----------------------------
    (State or other jurisdiction of                       (I.R.S. Employer
    incorporation or organization)                      Identification Number)

                             2851 West Kathleen Road
                             Phoenix, Arizona 85053
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               (Address of principal executive offices) (Zip Code)

                                 (602) 504-5000
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              (Registrant's telephone number, including area code)


                                 Not Applicable
                       ---------------------------------
          (Former name or former address, if changed since last report)



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ITEM 5.    OTHER EVENTS

On April 19, 2001, Hypercom Corporation (the "Company") entered into an amendment ("Amendment") to the Forbearance and Modification Agreement with its principal lenders relating to its revolving credit agreement which extends the forbearance period, subject to compliance with applicable conditions, to May 15, 2001. The effective date of the Amendment was April 1, 2001.

The Amendment includes, among other things, periodic principal payments aggregating a minimum of $2 million. It also provides for reductions of interest rates and waiver of forbearance fees under certain circumstances.

A complete copy of the Second Amendment to Forbearance and Modification Agreement is filed herewith as Exhibit 10-A.


Exhibit Number   Description
10-A             Second Amendment to Forbearance and Modification
                 Agreement, effective date April 1, 2001


                                             SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             HYPERCOM CORPORATION



Date:  April 23, 2001                        /s/ Jonathon E. Killmer
                                             JONATHON E. KILLMER
                                             Executive Vice President,
                                             Chief Operating Officer and
                                             Chief Financial Officer